DLA Piper US LLP 1251 Avenue of the Americas, 27th Floor New York, New York 10020-1104 www.dlapiper.com T 212.335.4500 F 212.335.4501

June 26, 2007
MMC Energy, Inc. 26 Broadway, Suite 907 New York, NY 10004

Re: Registration Statement (No. 333-141924) on Form SB-2

Gentlemen:

We have acted as counsel to MMC Energy, Inc., a Delaware corporation (“MMC”), in connection with the proposed issuance and sale of those certain shares of MMC’s Common Stock (collectively the “Shares”), as set forth in MMC’s registration statement (No. 333-141924) on Form SB-2 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Act”), to which this opinion is being filed as Exhibit 5.1. The Shares include Shares that are subject to an over-allotment option granted to the underwriters in the offering.

This opinion is being furnished in accordance with the requirements of Item 27 of Form SB-2 and Item 601(b)(5)(i) of Regulation S-B.

We have reviewed MMC’s charter documents, records of its corporate proceedings and all other documents and questions of law as we have deemed necessary for the purposes of this opinion. Based on such review, we are of the opinion that the Shares have been duly authorized, and if, as and when issued by MMC in accordance with the related prospectus (as amended and supplemented through the date of issuance) will be validly issued, fully paid and nonassessable.

We consent to the filing of this opinion letter as Exhibit 5.1 to the Registration Statement and to the reference to this firm under the caption “Legal Matters” in the prospectus which is part of the Registration Statement. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Act, the rules and regulations of the SEC promulgated thereunder or Item 509 of Regulation S-B.

Our opinion is expressly limited to the matters set forth above, and we render no opinion, whether by implication or otherwise, as to any other matters relating to MMC, the Shares or the Registration Statement.

Very truly yours,

/s/ DLA Piper US LLP

DLA Piper US LLP